UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 7, 2010
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure
On April 7, 2010 3Com Corporation and Hewlett-Packard Company received approval of HP’s acquisition of 3Com from China’s Ministry of Commerce under China’s Anti-Monopoly Law. This approval is the last of the required regulatory approvals. The parties expect to close the transaction on or about April 12, 2010.
Safe Harbor
This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the target completion date for our merger with Hewlett-Packard Company. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, without limitation, our inability to consummate the transaction and those other factors set forth under Part II Item 1A “Risk Factors” in our Form 10-Q for the quarter ended February 26, 2010. All forward-looking statements included in this document are based on our assessment of information available to us at the time this report is filed. We have no intent, and disclaim any obligation, to update any forward-looking statements.
The information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: April 7, 2010	By:	/s/ Neal D. Goldman
Neal D. Goldman
Executive Vice President, Chief Administrative and Legal Officer